UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2007

VistaPrint Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As reported on a previously filed Form 8-K, dated December 8, 2006, Wendy Cebula has been promoted to the position of Executive Vice President and Chief Operating Officer of VistaPrint Limited (the “Company”), effective as of January 3, 2007. This Form 8-K/A amends the Form 8-K previously filed by the Company on December 8, 2006, in order to report changes to Ms. Cebula’s compensation arrangements with the Company and her entry into an executive retention agreement with the Company, each in connection with her promotion to the position of Chief Operating Officer.

Effective as of January 1, 2007, Ms. Cebula will be paid annual base salary of $225,000. Ms. Cebula will also be eligible to receive an annual target cash bonus of $128,000, payable quarterly, based on the Company’s performance against revenue and earnings targets pursuant to the Company’s Executive Officer Fiscal Year 2007 Bonus Plan, up to a maximum annual cash bonus of $319,997.

In addition, the Company has entered into an Executive Retention Agreement with Ms. Cebula, dated as of January 3, 2007 (the “Retention Agreement”), which provides that, if Ms. Cebula’s employment is terminated by the Company without Cause (as defined in the Retention Agreement) or by Ms. Cebula for Good Reason (as defined in the Retention Agreement) prior to a Change in Control of the Company (as defined in the Retention Agreement), Ms. Cebula will receive severance payments equal to six months’ salary and bonus, based upon the highest annual salary and bonus paid or payable to Ms. Cebula during the five-year period prior to termination, and will also continue to receive all other employment related benefits for six months following such termination. Upon a Change in Control of the Company, all restricted share units and common share options then held by Ms. Cebula will accelerate and become fully vested. Also, if Ms. Cebula’s employment is terminated by the successor company without Cause or by Ms. Cebula for Good Reason following a Change in Control of the Company, the severance payment to Ms. Cebula is increased to one year’s salary and bonus and benefit continuation, and Ms. Cebula will have one year from the date of termination to exercise certain of the unexercised options she holds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007

VISTAPRINT LIMITED

By:  /s/  Harpreet Grewal

        Harpreet Grewal

        Executive Vice President and

        Chief Financial Officer